Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Amendment to the Annual Report of Remedent USA, Inc. (the "Company") on Form 10-KSB/A for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Robin List, Chief Executive Officer of the Company, and Stephen
F. Ross, Chief Financial Officer of the Company, respectively certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robin List                                       /s/ Stephen F. Ross
--------------------------------------------         ---------------------------
Robin List,                                          Stephen F. Ross,
Chief Executive Officer                              Chief Financial Officer
October 6, 2004                                      October 6, 2004

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